EXHIBIT 16.1


                                                DKM Certified Public Accountants
                                          2451 N. McMullen Booth Road, Suite 308
                                                   Clearwater Florida 33759-1362
                                                                    855.334.0934
                                                                 www.dkmcpas.com


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

May 21, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 21, 2013, CME Realty, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,


/s/ DKM Certified Public Accountants
----------------------------------------------
DKM Certified Public Accountants
Clearwater, Florida